Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-90045, No. 333-77943, No. 333-33038, No. 333-39396, No. 333-67692 and No. 333-70334) of Autobytel Inc. of our report dated January 24, 2003 relating to the financial statements and financial statement schedule as of and for the year ended December 31, 2002, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Orange County, California

March 25, 2003